August 20, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE	Principal Variable Contracts Funds, Inc.
Post Effective Amendment No. 71 to Registration Statement on Form N-1A
File No. 02-35570

I am Assistant Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of
1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely

Adam U. Shaikh
Assistant Counsel

AUS/ka

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